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                                                                   EXHIBIT 10.15


                                PROMISSORY NOTE
                                ---------------


                                                                  June ___, 1997


     Five (5) years from the date of this Note ("Date"), for value received, BRADLEY D. COOPER ("Debtor") promises to pay to the order of HOME SECURITY INTERNATIONAL, INC. ("HSI"), in lawful money of the United States, the Principal Sum. This Note shall bear interest at the rate of 7% per year compounded semi-annually. Interest accrued under this Note shall be due and payable semi-annually commencing on a date 6 months after Date and continuing thereafter on a semi-annual basis until maturity. The principal and interest on this note shall be payable at Level 7, 77 Pacific Highway, North Sydney, N.S.W. 2060, Australia, or at such other place as HSI may otherwise direct in writing.

Principal Sum. The term "Principal Sum" shall mean the purchase price of the 250,000 shares of HSI Common Stock to be purchased by Debtor prior to the commencement of the initial public offering of 3,000,000 shares of HSI Common Stock ("Purchase Price"), less the cash payment of 5% of the Purchase Price paid to HSI by Debtor as of the Date. The Purchase Price shall be determined by multiplying 250,000 by the initial public offering price as determined by the representative of the underwriters, National Securities Corporation, and the Pricing Committee of HSI and FAI Home Security Holdings Pty Ltd on the pricing date of HSI's initial public offering.

Note Secured by Shares. Debtor will deposit with HSI, as collateral for payment of the Principal Sum, certificates for 250,000 shares of HSI Common Stock with endorsed stock powers ("Collateral"). Should any part of Collateral be offered for sale in satisfaction of Debtor's obligations under this Note and should HSI become the purchaser Debtor waives and releases all rights of redemption in and to such Collateral. Notwithstanding anything to the contrary stated herein, HSI's sole recourse for the payment of the Principal Sum shall be the Collateral; provided, however, that HSI shall have full recourse against Debtor for the payment of interest accrued under the Note.

Prepayment. Debtor shall have the right to prepay the Obligation set forth in this Note in whole or in part at any time without penalty. Prepayments shall first be applied to accrued interest, and then to the remaining Principal Sum.

Compliance with Usury Laws. If, for any reason, the interest imposed upon monies owing under the terms of this Note should be in excess of the amount allowed by applicable law, then such excess monies shall not be deemed to be usurious or interest, and shall be applied toward the reduction of











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principal to the extent principal monies are owed.  Any excess over and above principal monies owed shall be refunded to Debtor.

No Waivers by HSI. Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of HSI in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

Default. Any non-payment of interest or principal when due, that is not cured within 10 calendar days of written notice of HSI to Debtor at Debtor's home address in HSI records, shall be deemed a default under this Note, and thereby entitling HSI to exercise all remedies under this Note, including exercising control over the Collateral, in addition to any other remedies that may be available to HSI.

Attorneys' Fees. If payment of any portion of this Note shall not be made when due, and any action is brought to enforce collection, Debtor agrees to pay such additional sum as attorney fees as the court in such action may adjudge reasonable.

Construction; Jurisdiction. This Note shall be governed as to validity, interpretation, construction, effect, and in all other respects by, and construed in accordance with, the laws and decisions of the State of Delaware ("State"). Debtor hereby submits to personal jurisdiction within the State for the enforcement of Debtor's obligation hereunder, and waives any and all personal rights under the law of any other state to object to jurisdiction for the purpose of litigation to enforce such obligation of Debtor.

Headings. All headings used herein are solely for the convenience of the parties, are not part of this Note, and shall not be used for the interpretation or determination of the validity of this Note or any provisions hereof.

     IN WITNESS WHEREOF, Debtor, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.



                                                  DEBTOR:


                                                  --------------------------
                                                  Bradley D. Cooper